Exhibit 99.1

Saia Provides First Quarter-to-Date LTL Operating Data

JOHNS CREEK, GA. – March 2, 2017 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, is providing LTL shipment and tonnage data for the first two months of the first quarter.  In January 2017, LTL shipments per workday increased 1.9% and LTL tonnage per workday increased 1.5% compared to January 2016.  In February 2017, LTL shipments per workday increased 2.9% and LTL tonnage per workday increased 0.9% compared to February 2016.

Actual first quarter and annual shipments and tonnage could differ materially from the data expressed in this press release, including by reason of the risk factors included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other filings with the Securities and Exchange Commission.  The information herein speaks as of the date of this press release and is subject to change.  Saia is under no obligation, and expressly disclaims any obligation to update or alter such information, whether as a result of new information, future events, or otherwise, except as required by law.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This release may contain these types of statements which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare legislation; (24) social media risks; (25) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; (26) cyber security risk; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

Saia, Inc. First Quarter-to-Date LTL Operating Data

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

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CONTACT:	Saia, Inc.
Melanie Baker
Investors@saia.com
770.232.4088